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                                  EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-84028, 333-51703, 333-58699 and 333-63811)
of OroAmerica, Inc. of our report dated April 5, 1999 appearing on page F-1 of this Form 10-K.


PricewaterhouseCoopers LLP
Los Angeles, California
April 26, 1999